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                                                               EXHIBIT 10.55

                                FIRST AMENDMENT
                                       TO
            SERIES A PREFERRED STOCK SUPPLEMENTAL PURCHASE AGREEMENT


Preamble

         This First Amendment to Series A Preferred Stock Supplemental Purchase Agreement (this "First Amendment") is made as of the 18th day of March, 1996 (the "Effective Date"), by and between Infoseek Corporation, a California corporation (the "Company"), and the Applied Computing Systems Institute of Massachusetts, Inc., a tax exempt charitable Massachusetts corporation ("Investor"). This First Amendment amends the Series A Preferred Stock Supplemental Purchase Agreement (the "Original Agreement") which the Investor and the Company made as of the 22nd day of July, 1994. All capitalized terms not specifically defined in this First Amendment are as defined in the Original Agreement.

Recital

         Based upon intervening events since the Original Agreement, the Investor and the Company desire to provide that the Investor shall retain one-half of the Shares and shall forfeit the other one-half of the Shares. The Investor and the Company desire to instruct the Escrow Agent accordingly. Investor and the Company are concurrently amending the License to reduce the royalty rate on certain gross revenues and to make corresponding changes concerning the vesting of the Shares.

Agreement

         Based upon the premises contained in the above Recital, and the mutual promises below, the Company and the Investor hereby agree as follows:

         The Investor and the Company hereby agree that the Initial Shares shall be deemed to have vested as of January 1, 1995, and that the Secondary Shares shall be deemed as of the Effective Date to never vest and therefore will be returned free of charge to the Company. However, the Company agrees that for purposes of calculating the number of Series E Preferred shares which the Investor may purchase pursuant to exercise of Investor's "Participation Right" granted pursuant to the Amended and Restated Investors' Rights Agreement dated May 4, 1995, the Investor shall be deemed to own 746,316 rather than 373,158 Series A Preferred shares. The Investor has executed and delivered to the Company, who has delivered to the Escrow Holder, the Attachment A Assignment Separate From Certificate to effect the return of the Secondary Shares. As a result, the Investor and the Company hereby instruct the Escrow Holder to mail the share certificate representing the Initial Shares to the Investor and to mail the share certificates representing the Secondary Shares to the Company to cancel. Thus, the Investor and the Company confirm and agree that the entire


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equity interest of the Investor in the Company as of the Effective Date
consists of 373,158 shares of Series A Preferred Stock: however, the Investor's Participation Right for purposes of the Company's Series E Preferred Stock financing shall continue to be calculated as if the Investor's equity ownership remained at 746,316 shares of Series A Preferred Stock. The Investor and the Company hereby release the Escrow Holder for its actions to date in maintaining possession of the Initial and Secondary Shares. As a result of the foregoing, the Investor and the Company hereby agree that Sections 1.3 and 6.2 are deleted from the Original Agreement as of the Effective Date as is the second sentence of Section 7.10.

         This First Amendment constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior or concurrent agreements between the parties, written or oral, regarding its subject matter. Except as amended by this First Amendment, the Original Agreement remains in full force and effect. The parties are concurrently entering into an amendment to the License to alter the royalty rate and to make changes to correspond to this First Amendment regarding the Shares and the Investors Rights Agreement has been amended subsequent to the date of the Original Agreement. This First Amendment shall be governed by California law. Any dispute arising under this First Amendment shall be subject to arbitration as provided in Section 15 of the License.

Authorized Signatures

         For purposes of binding the parties to the terms and conditions of this First Amendment to Series A Preferred Stock Supplemental Purchase Agreement, duly authorized representatives of the parties have signed their names as of the date first above written.

COMPANY                                    INVESTOR

Infoseek Corporation                       Applied Computing Systems
                                           Institute of Massachusetts, Inc.


By: _______________________________        By: ____________________________
            Steven T. Kirsch                           (Signature)
         Chairman of the Board



And: ______________________________        ________________________________
            Andrew B. Newton                         (Print Name)
               Secretary

                                           ________________________________
                                                    (Print Title)


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